Exhibit 22.1      List of Subsidiaries



The following companies are subsidiaries of the Company and are included in the consolidated financial statements of the Company:

                                                                                         Percentage of Voting
NAME                                                  Jurisdiction of Organization       Securities Owned
----                                                  ----------------------------       ----------------

American Locker Security Systems, Inc.                Delaware                           100%
American Locker Company, Inc.                         Delaware                           100%
American Locker Company of Canada, Ltd.               Dominion of Canada                 100% (1)
Canadian Locker Company, Ltd.                         Dominion of Canada                 100% (2)
American Locker Security Systems International        Virgin Islands                     100% (1)
Security Manufacturing Corporation                    Delaware                           100%
ALTRECO, Incorporated                                 Delaware                           100%

(1)   Owned by American Locker Security Systems, Inc.
(2)   Owned by American Locker Company of Canada, Ltd.


